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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 2000 and included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 333-46852) and Forms S-8 (File Nos. 333-91179, 333-38966 and 333-49802). It should be noted
that we have not audited any financial statements of INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Boston, Massachusetts
April 2, 2001

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